EXHIBIT 32

Certification Pursuant to Section 1350 of Chapter 63 of Title 18

of the United States Code

I, Ralph LaRossa, Chief Executive Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Quarterly Report of Public Service Enterprise Group Incorporated on Form 10-Q for the quarter ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

/s/ Ralph LaRossa

Ralph LaRossa

Public Service Enterprise Group Incorporated
Chief Executive Officer
November 3, 2025